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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 1996, included in First Tennessee National Corporation's 1995 Annual Report on Form 10-K, into the Company's previously filed registration statement file Nos. 33-8029, 33-9846, 33-40398, 33-44142,
33-52105, 33-52561, 33-57241, 33-57697, 33-58975, 33-63809, and 33-64471 and to
all references to our firm included therein.


Arthur Andersen LLP

Memphis, Tennessee,
 March 22, 1996.